Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-192719 and No. 333-192660) on Form S-8 and (No.333-236503) on Form S-3 of our reports dated February 22, 2022, with respect to the consolidated financial statements of American Airlines Group Inc. and the effectiveness of internal control over financial reporting.
/s/    KPMG LLP

Dallas, Texas

February 22, 2022

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statement (No. 333-236503) on Form S-3 of our reports dated February 22, 2022, with respect to the consolidated financial statements of American Airlines, Inc. and the effectiveness of internal control over financial reporting.

/s/    KPMG LLP

Dallas, Texas

February 22, 2022